As filed with the Securities and Exchange Commission on February 4, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 020549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Nabors Industries, Inc.
Nabors Industries Ltd.
(Exact name of registrants as specified in their charters)
NABORS INDUSTRIES, INC. DELAWARE (State or other jurisdiction of organization of incorporation)	NABORS INDUSTRIES LTD. BERMUDA (State or other jurisdiction of organization of incorporation)
1381 (Primary Standard Industrial Classification Code number)	1381 (Primary Standard Industrial Classification Code number)
93-0711613 (I.R.S. Employer Identification number)	98-0363970 (I.R.S. Employer Identification number)
515 WEST GREENS ROAD, SUITE 1200 HOUSTON, TEXAS 77067 TELEPHONE: (281) 874-0035 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CROWN HOUSE SECOND FLOOR
4 PAR-LA-VILLE ROAD
HAMILTON, HM08
BERMUDA
TELEPHONE: (441) 292-1510
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Rasmuson
Senior Vice President,
General Counsel, and Chief Compliance Officer
Nabors Corporate Services, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Telephone: (281) 874-0035
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
With a copy to:
James Ball, Esq.
Milbank LLP
55 Hudson Yards
New York, New York 10001
Telephone: (212) 530-5000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities of Nabors Industries, Inc.	(1)
Guarantees of Nabors Industries Ltd.	(1)(2)
Preferred shares of Nabors Industries Ltd.	(1)(3)
Common shares of Nabors Industries Ltd.	(1)(3)
Depositary shares of Nabors Industries Ltd.	(1)(4)
Share purchase contracts of Nabors Industries Ltd.	(1)
Share purchase units of Nabors Industries Ltd.	(1)
Warrants of Nabors Industries Ltd.	(1)
Total	$100,000,000(5)	$10,910(6)

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. Additionally, an unspecified number of common shares is being registered as may be issued from time to time upon (i) conversion of any debt securities or preferred securities that are convertible into common shares or pursuant to applicable anti-dilution adjustments with respect to such convertible debt securities or preferred securities or (ii) the exercise of warrants or pursuant to applicable anti-dilution adjustments with respect to such warrants.

(2)
Pursuant to Rule 457(n), no additional registration fee is required with respect to the guarantees.

(3)
Includes rights to acquire common shares or preferred shares of Nabors Industries Ltd. under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(4)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred shares, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(5)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for common shares that are issued upon conversion of debt securities or preferred securities or upon exercise of common share warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.

(6)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify, by each class, information as to the amount to be registered, the proposed maximum offering price per unit or proposed maximum aggregate offering price.

The registrants hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated February 4, 2021.
PROSPECTUS
$100,000,000
NABORS INDUSTRIES LTD.
GUARANTEES OF DEBT SECURITIES
PREFERRED SHARES
DEPOSITARY SHARES
COMMON SHARES
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
WARRANTS
NABORS INDUSTRIES, INC.
DEBT SECURITIES
We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus contains a general description of the securities which may be offered for sale.
Each time we, or the issuer of the securities, offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities
We, or the issuer of securities, may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
The common shares of Nabors Industries Ltd. are traded on the New York Stock Exchange under the symbol “NBR.” On February 2, 2021, the closing sale price reported on the New York Stock Exchange for Nabors common shares was $71.89 per share.
INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY SUCH PROSPECTUS SUPPLEMENT.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is        , 2021

i

ABOUT THIS PROSPECTUS
As used in this prospectus and any prospectus supplement:
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“Nabors” means Nabors Industries Ltd., a Bermuda exempted company;

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“we,” “our,” and “us” generally means Nabors, together with its consolidated subsidiaries, unless the context otherwise requires;

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“Nabors Delaware” means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors; and

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When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus is part of a registration statement that we and Nabors Delaware filed with the United States Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the Commission’s website or at the Commission office mentioned under the heading “Where You Can Find More Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.
We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.
THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED.
REQUESTS SHOULD BE DIRECTED TO NABORS CORPORATE SERVICES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: INVESTOR RELATIONS, PHONE NUMBER (281) 874-0035 OR CAN BE FOUND ON OUR WEBSITE AT “HTTP://WWW.NABORS.COM.” WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.
Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any applicable supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT NABORS INDUSTRIES LTD.
Tracing its origins back to 1952, Nabors has grown from a small land drilling business in Canada to one of the world’s largest drilling contractors. Today, Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore rigs in the United States and numerous international markets. Nabors also provides directional drilling services, tubular running services, performance tools, and innovative technologies for its own rig fleet and those operated by third parties. In today’s performance-driven environment, we believe we are well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into our AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.
Our business is comprised of our global land-based and offshore drilling rig operations and other rig related services and technologies. These services include tubular running services, wellbore placement solutions, directional drilling, measurement-while-drilling (“MWD”), logging-while-drilling (“LWD”) systems and services, equipment manufacturing, rig instrumentation and optimization software.
Our business consists of five reportable segments: U.S. Drilling, Canada Drilling, International Drilling, Drilling Solutions and Rig Technologies.
With operations in approximately 20 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment which, as of September 30, 2020 included:
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364 actively marketed rigs for land-based drilling operations in the United States, Canada and approximately 16 other countries throughout the world; and

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33 actively marketed rigs for offshore platform drilling operations in the United States and multiple international markets.

Nabors’ principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.
Certain provisions of Bermuda law
Nabors has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Nabors common shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of Nabors shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other of our securities and the subsequent free transferability thereof, provided Nabors shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.
Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the name of the person or legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

ABOUT NABORS INDUSTRIES, INC.
Nabors Delaware is a holding company and an indirect, wholly owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002, Nabors Delaware was a publicly traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware’s principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number at that address is (281) 874-0035.

RISK FACTORS
Investing in our securities and the securities of Nabors Delaware involves risks. You should carefully consider the risks described in our most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any of our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities and any applicable free writing prospectus.
The risks incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We discuss expectations regarding our future markets, demand for our products and services, and our performance in our registration statements, prospectuses, annual, quarterly and current reports, press releases, and other written and oral statements made from time to time. Statements relating to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document or other documents, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements.
Factors to consider when evaluating these forward-looking statements include, but are not limited to:
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the COVID-19 pandemic and its impact on our operations as well as oil and gas markets and prices;

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fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

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fluctuations in levels of oil and natural gas exploration and development activities;

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fluctuations in the demand for our services;

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competitive and technological changes and other developments in the oil and gas and oilfield services industries;

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our ability to renew customer contracts in order to maintain competitiveness;

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the existence of operating risks inherent in the oil and gas and oilfield services industries;

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the possibility of the loss of one or a number of our large customers;

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the impact of long-term indebtedness and other financial commitments on our financial and operating flexibility;

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our access to and the cost of capital, including the impact of a further downgrade in our credit rating, covenant restrictions, availability under our secured revolving credit facility, and future issuances of debt or equity securities;

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our dependence on our operating subsidiaries and investments to meet our financial obligations;

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our ability to retain skilled employees;

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our ability to complete, and realize the expected benefits of, strategic transactions;

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changes in tax laws and the possibility of changes in other laws and regulations;

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the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business;

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the possibility of changes to U.S. trade policies and regulations, including the imposition of trade embargoes, sanctions or tariffs; and

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general economic conditions, including the capital and credit markets.

Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas, that has a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.
The above description of risks and uncertainties is by no means all-inclusive, but highlights certain factors that we believe are important for your consideration. For a more detailed description of risk factors, please see the section entitled “Risk Factors” elsewhere herein, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC.

All forward-looking statements contained or incorporated by reference in this prospectus are based on information available to us at the time made. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
Nabors Delaware may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or Nabors Delaware. The debt securities may be
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senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, as issuer, a trustee, and, if applicable, Nabors and/or any other guarantor, as guarantor; or

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subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, as issuer, a trustee, and, if applicable, Nabors and/or any other guarantor, as guarantor.

The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.
General
The indentures relating to Nabors Delaware’s senior and subordinated obligations (the “indentures”) will not contain any restrictions on the amount of additional indebtedness that Nabors Delaware may issue or that Nabors may guarantee in the future.
You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:
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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the purchase price of the debt securities;

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the date or dates on which the debt securities will mature;

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the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

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whether the interest, if any, is to be payable in cash or in payment in kind securities;

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the dates on which the interest will be payable and the record dates for payment of interest, if any;

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the coin or currency in which payment of the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

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the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of Nabors Delaware to repurchase the debt securities;

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whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

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whether the debt securities will be senior debt securities or subordinated debt securities;

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whether the debt securities will be secured;

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the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

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whether the debt securities will be guaranteed by Nabors and/or any other guarantor and the terms and provisions of any such guarantee as described under “— Guarantee” below;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if effected;

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any additional covenants that are included for the benefit of the debt securities;

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any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

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any other additional provisions or specific terms which may be applicable to that series of debt securities.

The indentures will not limit the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, Nabors Delaware may issue additional debt securities of a particular series without the consent of the holders of the debt securities of any series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors Delaware and may be in any currency or currency units designated by the issuer.
The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.
Ranking of debt securities
The senior debt securities will be unsubordinated obligations and will rank equal in right of payment with all existing and future unsubordinated indebtedness of Nabors Delaware. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness, including the senior debt securities. See “— Subordination of subordinated debt securities.” Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.
Nabors and Nabors Delaware currently conduct substantially all of their operations through their subsidiaries, and their subsidiaries generate substantially all of their operating income and cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries’ financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors and Nabors Delaware are holding companies, holders of their debt securities and guarantees will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors Delaware’s debt securities will be guaranteed by Nabors and/or any other guarantor. For a description of that guarantee, if any, see “— Guarantee.”
Guarantee
Unless otherwise provided in the applicable prospectus supplement, Nabors will guarantee each series of debt securities of Nabors Delaware.
The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Conversion and exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or Nabors

Delaware will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.
Payment, paying agent and registrar
Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the issuer in the City of New York, except that Nabors Delaware, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the trustee or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar’s books. Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.
Registration of transfer and exchange
Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but Nabors Delaware may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Nabors Delaware is not required to transfer or exchange any debt security selected for redemption. Also, Nabors Delaware is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Book-entry delivery and form
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
Global notes
Unless otherwise indicated in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States. Unless otherwise identified in the prospectus supplement, The Depository Trust Company will be appointed as depositary with respect to each series.
The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by Nabors Delaware, if the debt securities are offered and sold directly by Nabors or any of its affiliates. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.
So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Nabors Delaware will not (nor will the trustee, any paying agent or the registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.
A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, Nabors Delaware will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities.
Certain covenants of the debt securities
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Amalgamation, Merger, Conveyance of Assets.
The indentures relating to the debt securities will provide, in general, that neither Nabors nor Nabors Delaware, as appropriate, will consolidate or amalgamate with or merge into any other entity or convey, transfer or lease our or its assets substantially as an entirety to any person, unless:
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the entity formed by the consolidation or amalgamation or into which Nabors or Nabors Delaware is merged, or the person who acquires the assets, shall, in the case of Nabors Delaware, be organized under the laws of the United States, any state thereof, or the District of Columbia, the European Union or Bermuda, and in either case shall expressly assume Nabors’ or Nabors Delaware’s obligations under the indenture, the debt securities and any guarantee;

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immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

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we shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, transfer or lease and such supplemental indenture, if any, complies with the indenture, and such Opinion of Counsel shall also state that such supplemental indenture, if any, constitutes the legal, valid, and binding obligation of such successor.
Events of default
In general, and unless otherwise specified in a prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as being:
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a default for 10 days in payment of any principal or premium, if any, on the debt securities of that series, either at maturity, upon any redemption, by declaration or otherwise;

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a default for 30 days in payment of any interest or additional amounts on the debt securities of that series;

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a default for 90 days after written notice from the trustee or Nabors or Nabors Delaware and the trustee receive written notice from the holders of at least 25% in principal amount of outstanding debt securities of that series in the observance or performance of any covenant regarding that series of debt securities or the indenture;

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certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency or reorganization; or

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the failure to keep any applicable full and unconditional guarantee of the debt securities of that series in place.

An event of default with respect to any series of debt securities may not be an event of default with respect to any other series.
If an event of default occurs and is continuing as a result of certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency or reorganization then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default occurs and is continuing (other than a default under the fourth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after an acceleration with respect to the debt securities has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, additional amounts, if any, or interest on the debt securities.
The indenture will provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee’s duty, as trustee, to act with the required standard of care during a default.
The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:
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the conduct of any proceeding for any remedy available to the trustee; or

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the exercise of any trust or power conferred on the trustee.

This right of the holders of the debt securities is, however, subject to the provisions in the indentures providing for the indemnification of the trustee and other specified limitations.
In general, the indentures provide that holders of any series of debt securities may institute an action against any of Nabors, Nabors Delaware or any other obligor under such series of debt securities only if the following four conditions are fulfilled:
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the holder previously has given to the trustee written notice of default and the default continues;

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the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee security or indemnity satisfactory to it;

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the trustee has not instituted this action within 60 days of receipt of such request; and

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during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

The indenture will contain a covenant that Nabors and Nabors Delaware will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is actually known to a responsible officer of the trustee, the trustee must notify the holders, subject to certain conditions.
Discharge, legal defeasance and covenant defeasance
Nabors Delaware may discharge or defease its obligations under the applicable indenture as set forth below.
Under terms satisfactory to the trustee, Nabors Delaware may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation. The debt securities of that series must also:
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have become due and payable;

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be due and payable by their terms within one year; or

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be scheduled for redemption by their terms within one year.

Nabors Delaware may discharge the debt securities of that series by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities of that series. Nabors Delaware may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.
Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may terminate all of their respective obligations under the debt securities of that series and the applicable indenture as it relates to that series at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen securities and to maintain a registrar and paying agent in respect of the debt securities of that series. This is referred to as “legal defeasance.” If Nabors Delaware and Nabors, as applicable, exercise their legal defeasance option, each guarantee in effect at such time, if any, will terminate.
Under terms specified in the indentures, Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may be released with respect to any outstanding debt securities of that series from their respective obligations imposed by the sections of the applicable indenture that contain restrictive covenants including mergers and conveyances of assets. In that case, Nabors and Nabors Delaware, if applicable, may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as “covenant defeasance.” If Nabors and Nabors Delaware, as applicable, exercise their covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors and Nabors Delaware may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.
Legal defeasance or covenant defeasance may be effected by Nabors Delaware only if, among other things, as applicable:
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Nabors Delaware irrevocably deposits with the trustee or the paying agent cash or United States Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities;

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Nabors Delaware delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law; and
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Nabors Delaware shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance have been complied with.

Event risk
Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or Nabors Delaware or will contain any restrictions on the amount of additional indebtedness that Nabors or Nabors Delaware may incur.
Mandatory redemption; sinking fund
Unless otherwise indicated in the prospectus supplement, neither Nabors nor Nabors Delaware will be required to make either mandatory redemption or sinking fund payments with respect to the debt securities.
Modification of the indenture
Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors Delaware and Nabors, as applicable and the trustee with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of each holder of each applicable series of outstanding debt securities affected thereby:
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extend the final maturity of the principal of, or any installment interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

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reduce the percentage in principal amount of the outstanding debt securities of any series; and

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modify the provisions in the applicable indentures regarding waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

Without the consent of any holder of applicable series of outstanding debt securities, Nabors Delaware and Nabors, as applicable, may amend the applicable indenture and the debt securities to:
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evidence the succession of another person to Nabors or Nabors Delaware and the assumption by any such successor of the covenants of Nabors Delaware and Nabors, as applicable, and in the debt securities;

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add to the covenants of Nabors Delaware and Nabors, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors Delaware and Nabors, as applicable;

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add any additional events of default or amend certain events of default for the benefit of the holders of all or any series of the applicable debt securities;

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add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies;

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add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;
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secure the debt securities of any series;

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establish the form or terms of debt securities of any series as permitted by the applicable indenture;

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evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements in the applicable indenture;

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cure any ambiguity or omission, correct or supplement any inconsistent provisions; provided that such action shall not adversely affect the interests of the holders of debt securities of any series;

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effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of the indentures under the Trust Indenture Act; or

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make any other change that does not adversely affect the rights of any holder of the applicable outstanding debt securities.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the debt securities of each series voting as a class). The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security.
Subordination of subordinated debt securities
The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.
Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Nabors Delaware’s assets, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of Nabors Delaware’s assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution is made on account of the principal, premium, if any, or interest, if any, on any subordinated debt securities.
In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to Nabors Delaware’s senior indebtedness or certain of Nabors Delaware’s designated senior indebtedness.
In the event that, notwithstanding the foregoing, any payment or distribution of Nabors Delaware’s assets is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.
By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors Delaware and Nabors, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or Nabors Delaware, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors or Nabors Delaware.
Concerning the trustee
The debt securities will be issued under an indenture between us and a trustee to be named in an applicable indenture. If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.
At any time, the trustee under any indenture may resign or be removed with respect to the securities of any series under such indenture by the holders of a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.
Governing law
Unless otherwise indicated in the prospectus supplement, each indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL
The following description of Nabors’ share capital includes a summary of certain provisions of Nabors’ Memorandum of Association and Amended and Restated Bye-laws. The following description of the terms of the common or preferred shares Nabors may issue sets forth certain general terms and provisions of any series of common or preferred shares to which any prospectus supplement may relate. Particular terms of the common or preferred shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of common or preferred shares so offered will be described in the prospectus supplement relating to the applicable shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of common or preferred shares. This description of Nabors’ share capital does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of Nabors’ Memorandum of Association, including the Certificate of Designations for the Series A Preferred Shares, the Certificate of Designations for the Series B Preferred Shares and Amended and Restated Bye-laws, which have been or will be filed with the Commission as exhibits to the registration statement of which this prospectus is a part.
Nabors’ authorized share capital is $1,625,000, which consists of 32,000,000 common shares (following the Reverse Stock Split (as defined below)) of par value $0.05 per common share and 25,000,000 preferred shares of par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors’ Memorandum of Association, dated December 10, 2001 (as amended by Certificates of Deposit of Memorandum of Increased Share Capital dated March 11, 2002, March 31, 2006 and April 22, 2020) and Nabors’ Amended and Restated Bye-laws (the “Bye-laws”), which are both publicly available and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” As of December 31, 2020, there were (i) 8,383,273 Nabors common shares issued and outstanding, including 1,090,003 common shares held by our subsidiaries, and (ii) 4,870,019 Nabors preferred shares issued and outstanding, all of which have been designated as Series A Preferred Shares. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. No other shares of Nabors of any class or series were issued and outstanding as of December 31, 2020.
At a special general meeting of shareholders held on April 20, 2020 the (“Special Meeting”), we implemented a 1-for-50 reverse stock split of Nabors’ common shares, par value $0.001 per share (the “Reverse Stock Split”), pursuant to which fifty pre-reverse split common shares automatically combined into one new common share, without any action on the part of the shareholders. The number of Nabors’ authorized common shares at the time also proportionally decreased from 800,000,000 to 16,000,000 common shares. Subsequently, the par value of each common share was proportionally increased from $0.001 to $0.05. Thereafter, at the Special Meeting, the shareholders approved an increase in Nabors’ authorized common share capital by 100% following the Reverse Stock Split, from $800,000 to $1,600,000, resulting in an increase in the number of authorized common shares from 16,000,000 to 32,000,000.

COMMON SHARES
Holders of our common shares, including any shares held by our subsidiaries, are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in the Bye-laws or in the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.
The Bye-laws do not provide for cumulative voting. A special general meeting of shareholders may be called by Nabors’ board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special general meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors’ common shares have no sinking fund provision.
Price range of common shares
Nabors common shares are traded on the New York Stock Exchange under the symbol “NBR.” The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.
	High (U.S.$)	Low (U.S.$)
2018
First Quarter	422.50	322.0
Second Quarter	430.50	310.0
Third Quarter	336.0	285.0
Fourth Quarter	327.0	94.50
2019
First Quarter	185.0	109.50
Second Quarter	200.50	101.0
Third Quarter	152.0	82.5
Fourth Quarter	144.0	78.0
2020
First Quarter	166.50	16.0
Second Quarter	84.16	10.27
Third Quarter	55.15	23.51
Fourth Quarter	75.44	23.34
On February 2, 2021, the closing sale price reported on the New York Stock Exchange for Nabors common shares was $71.89 per share. As of February 2, 2021, there were 1,781 recordholders of Nabors common shares.
Dividend policy
Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.

The declaration and payment of future dividends will be at the discretion of the Board and will depend, among other things, on future earnings, general financial condition and liquidity, success in business activities, capital requirements and general business conditions in addition to legal requirements.
Preemptive, redemption, conversion and sinking fund rights
Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of our common shares. Nabors common shares have no sinking fund provisions.
Changes to rights of a class or series
Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.
Quorum for general meetings
The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.
Rights upon liquidation
Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.
Repurchase rights
Nabors’ board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (but at least at par), as long as such purchase is made in accordance with the provisions of the Companies Act.
On August 25, 2015, our Board authorized a share repurchase program (the “program”) under which we may repurchase, from time to time, up to $400.0 million of our common shares by various means, including in the open market or in privately negotiated transactions. Authorization for the program, which was renewed in February 2019, does not have an expiration date and does not obligate us to repurchase any of our common shares. Since establishing the program, we have repurchased 0.3 million of our common shares for an aggregate purchase price of approximately $121.1 million under this program. The repurchased shares, which are held by our subsidiaries, are registered and tradable subject to applicable securities law limitations and have the same voting and other rights as other outstanding shares. As of September 30, 2020, the remaining amount authorized under the program that may be used to purchase shares was $278.9 million. As of September 30, 2020, our subsidiaries held 1.1 million of our common shares.

Compulsory acquisition of shares held by minority holders
An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:
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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a “Notice of Acquisition” any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Transfer agent and registrar
Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for Nabors’ common shares is Computershare.
Anti-takeover effects of provisions of our certificate of incorporation and bye-laws
The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an “advance notice” provision which places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.
Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors, the remaining directors shall have full power to act during the existence of a vacancy.
The Bye-laws also provide that the board of directors will consist of not less than five nor more than 18 directors, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.
The Bye-laws of Nabors provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.
For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary at Nabors’ principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws of Nabors by the Secretary of Nabors within the time limits described above.
In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution which may properly be moved at an annual general meeting of the company.
Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors’ common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital shares of a company entitled to vote at general meeting to requisition a special general meeting.
The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of common or preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
PREFERRED SHARES
Nabors’ board of directors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:
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subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

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entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

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entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

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convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.
The only series of preferred shares issued and outstanding as of December 31, 2020 was the Series A Preferred Shares, which is described below under “— Series A Preferred Shares.”

SERIES A PREFERRED SHARES
Ranking
Our Series A Preferred Shares rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution, senior to our common shares and any class or series of our preferred shares that rank junior to the Series A Preferred Shares and may rank junior, equal or senior to any series of preferred shares we may issue in the future.
Dividends
Holders of our Series A Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds lawfully available for payment, cumulative dividends at the rate per annum of 6.00% per share on the initial liquidation preference of $50 per Series A Preferred Share (equivalent to $3.00 per annum per share), payable in cash, common shares or a combination thereof, at our election and subject to the share cap (as defined below). Dividends on the Series A Preferred Shares are payable quarterly on February 1, May 1, August 1 and November 1 of each year, ending on May 1, 2021, at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first date of original issuance for the Series A Preferred Shares, whether or not in any dividend period or periods there have been funds lawfully available for the payment of such dividends.
No dividend must be declared or paid upon, or any sum set apart for the payment of dividends upon, any issued and outstanding share of the Series A Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all issued and outstanding Series A Preferred Shares.
If we pay any dividend or portion thereof in common shares, such shares shall be valued for such purpose at 97% of the average VWAP per common share for the five trading days of the relevant dividend reference period. The aggregate number of our common shares delivered in respect of dividends per Series A Preferred Share shall in no event exceed the maximum conversion rate. To the extent that we elect to pay any accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.
Liquidation
Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and the liquidation preference of any of our share capital ranking senior to the Series A Preferred Shares with respect to distribution of assets upon our liquidation, dissolution or winding up, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Series A Preferred Shares, a liquidating distribution in the amount of $50 per Series A Preferred Shares plus an amount equal to any accumulated and unpaid dividends, whether or not declared. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Series A Preferred Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors, if any, and the full liquidation preference of any of our share capital ranking senior to the Series A Preferred Shares with respect to distribution of assets upon our liquidation, dissolution or winding-up, if any. Holders of the Series A Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Series A Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the liquidation distribution of any holder of preferred shares means the amount payable to such holder in such distribution, including any accumulated and unpaid dividends, whether or not declared. If the liquidation preference has been paid in full to all holders of the Series A Preferred Shares and any holders of parity shares and shares ranking senior to the Series A Preferred Shares with respect to the distribution of assets upon our liquidation, dissolution or winding-up, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
Voting Rights
Except as provided below, the holders of the Series A Preferred Shares will have no voting rights.
Preferred Shares Directors
Whenever dividends on any Series A Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series A Preferred Shares, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then issued and outstanding, will be entitled to vote for the election of a total of two additional directors to our board of directors (the “preferred shares directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. The number of preferred shares directors on our board of directors shall never be more than two at any one time. In that event, the new directors shall be elected initially at a special general meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Shares or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders), and, thereafter, at each subsequent annual general meeting of our shareholders, so long as the rights relative to a nonpayment event remain in effect. Such request to call a special general meeting for the initial election of the preferred shares directors after a nonpayment event shall be made by written notice signed by the requisite holders of the Series A Preferred Shares or any other series of voting preferred shares and delivered to our secretary in any manner as may be permitted by our Bye-laws or by any other manner as permitted by Bermuda law.
“Voting preferred shares” means any other class or series of our preferred shares ranking equally with the Series A Preferred Shares as to dividends and the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series A Preferred Shares and any other voting preferred shares have been voted in favor of any matter shall be determined by reference to the aggregate liquidation preference of the Series A Preferred Shares and voting preferred shares voted.
If and when all accumulated dividends have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.
Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate liquidation preference of Series A Preferred Shares and any other voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding series A preferred shares and any other voting preferred shares then issued and outstanding (voting together as a single class by reference to the aggregate liquidation preference of all preferred shares so entitled to vote) when they have the voting rights described above. Any vote of preferred shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such preferred shareholders, called as provided above for an initial election of preferred shares directors after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of our shareholders if such office shall not have previously terminated as above provided.
General
The Companies Act provides that in certain circumstances, non-voting shares such as the Series A Preferred Shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, an amalgamation or merger of a Bermuda company, or conversion of preferred shares into redeemable preferred shares).
Conversion Rights
Mandatory Conversion
Each of our Series A Preferred Shares, unless previously converted, will automatically convert on the second business day immediately following the last trading day of the twenty consecutive trading day period beginning on, and including the 21st scheduled trading day immediately preceding May 1, 2021 (the “mandatory conversion date”) into a number of common shares equal to the conversion rate described below. In addition to the common shares issuable upon conversion of each of our Series A Preferred Shares on the mandatory conversion date, holders will have the right to receive an amount equal to all accumulated and unpaid dividends on the Series A Preferred Shares, whether or not declared prior to that date, for the then-current dividend period ending on May 1, 2021 and all prior dividend periods, so long as we are lawfully permitted to pay such dividends at such time. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.
The conversion rate, which is the number of common shares issuable upon conversion of each Series A Preferred Share on the applicable conversion date (excluding common shares, if any, issued in respect of accumulated and unpaid dividends), will, subject to customary conversion rate adjustments, be as follows:
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if the applicable market value (as defined below) of our common shares is greater than $9.30 (the “threshold appreciation price”) then the conversion rate will be 5.3763 of our common shares per Series A Preferred Share (the “minimum conversion rate”), which is approximately equal to $50, divided by the threshold appreciation price;

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if the applicable market value of our common shares is less than or equal to the threshold appreciation price but greater than or equal to $7.75 (the “initial price”) then the conversion rate will be equal to $50, divided by the applicable market value of our common shares; or

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if the applicable market value of our common shares is less than the initial price, then the conversion rate will be 6.4516 of our common shares per series A preferred share (the “maximum conversion rate”), which is approximately equal to $50, divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.”
“Volume-weighted average price” or “VWAP” per common share (or any other security for which a VWAP must be determined) on any trading day means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page NBR <Equity> AQR (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the Bloomberg page with respect to such security, in each case in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume-weighted average price means the market value per common share (or such other security) on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means, for any period, the average of the VWAPs for each trading day in such period.
The “applicable market value” of our common shares is the average VWAP per common share over the final averaging period.
Conversion at the Option of the Holder
Other than during the fundamental change conversion period (as defined below), holders of the Series A Preferred Shares have the right to convert the Series A Preferred Shares, in whole or in part, at any time prior to May 1, 2021, into our common shares at the minimum conversion rate of 5.3763 of our common shares per Series A Preferred Share, subject to ordinary conversion rate adjustments. In addition to the number of common shares issuable at the minimum conversion rate upon conversion of each Series A Preferred Share at the option of the holder on any date on which a holder converts Series A Preferred Shares at such holder’s option (the “early conversion date”), we will pay an amount equal to all accumulated and unpaid dividends on such converted Series A Preferred Shares, whether or not declared prior to that date, for all dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date, subject to the immediately succeeding paragraph and the share cap and so long as we are then lawfully permitted to pay such dividends. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will have no obligation to pay any cash or deliver any additional common shares in respect of the deficit amount resulting from application of the share cap. Holders who exercise the optional conversion right will not be entitled to receive dividends for the then-current dividend period.
Notwithstanding the foregoing, if the early conversion date for any optional conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then:
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we will pay such dividend on the dividend payment date to the holder of record of the converted Series A Preferred Shares on such regular record date;

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Series A Preferred Shares surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current dividend period with respect to the share(s) so converted; and

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the consideration that we deliver to the converting holder on the early conversion date will not include any consideration in respect of such dividend.

Conversion Upon Fundamental Change
If a fundamental change (as defined below) occurs prior to the mandatory conversion date, we will provide for the conversion of Series A Preferred Shares by paying or delivering, as the case may be, to holders who convert their Series A Preferred Shares at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending on, but excluding, the earlier of (i) the mandatory conversion date and (ii) the date that is 20 calendar days after the effective date:
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a number of our common shares or units of exchange property, as described under “—Recapitalizations, Reclassifications and Changes of Our Common Shares” (if the fundamental change also constitutes a reorganization event), per Series A Preferred Share equal to the conversion rate (the “fundamental change conversion rate”) determined using the table below; and

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at our election and subject to the share cap, our common shares (or, if applicable, units of exchange property), cash or a combination thereof in an amount equal to any accumulated and unpaid dividends to the applicable conversion date, whether or not declared, on their Series A Preferred Shares, to the extent that we have lawfully available funds to pay such dividends; provided, however, that if the conversion date for such conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then we will pay such dividend on the dividend payment date to the holder of record of the converted Series A Preferred Shares on such regular record date and the consideration that we deliver to the converting holder will not include any consideration in respect of such dividend.
To the extent that we elect to pay the accumulated and unpaid dividends described in the immediately preceding bullet, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.
We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than such effective date (the “fundamental change company notice”). If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date. The fundamental change company notice will state, among other things, whether we have elected to pay all or any portion of accumulated and unpaid dividends in common shares or units of reference property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in common shares or units of exchange property.
Notwithstanding the foregoing, if we deliver the fundamental change company notice after the date that is six scheduled trading days prior to the effective date of the fundamental change, we will be required to pay all accumulated and unpaid dividends in cash.
A “fundamental change” will be deemed to have occurred (1) upon the occurrence of a change in control (as defined below) or (2) when the common shares (or other common shares underlying the series A preferred shares) cease to be listed or quoted on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).
A “change in control” shall be deemed to have occurred at such time as any of the following events shall occur:
1.   any person or group, other than Nabors, Nabors’ subsidiaries or any employee benefits plan of Nabors or its subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the beneficial owner of shares with a majority of total voting power of the common shares; unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;
2.   Nabors consolidates with, amalgamates or merges with or into another person (other than one of its subsidiaries), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than one of its subsidiaries) or any person (other than one of its subsidiaries) consolidates with or merges with or into Nabors, and (except in the case of any such sale, conveyance, transfer or lease) the issued and outstanding common shares are reclassified into, converted for or converted into the right to receive any other property or security; or
3.   the first day on which the majority of the members of the board of directors of Nabors cease to be Continuing Directors.

For purposes of defining a change in control:
(w)   “Continuing Director” means, as of any date of determination, any member of the board of directors of Nabors who: (1) was a member of such board of directors (a) on the date of the original issuance of the series A preferred shares or (b) for at least two consecutive years; or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Nabors’ proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination);
(x)   the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;
(y)   the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and
(z)   the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.
Notwithstanding the foregoing, it will not constitute a change in control if at least 90% of the consideration for the common shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change in control consists of common stock or common shares traded on a United States national securities exchange or approved for quotation on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), or which will be so traded or quoted when exchanged in connection with the change in control transaction, and as a result of such transaction or transactions the series A preferred shares become convertible or exchangeable solely into such common stock or common shares.
If any transaction in which our common shares are replaced by the securities of another entity occurs, following completion of the related fundamental change conversion period, references to us in the definition of “change in control” above shall instead be references to such other entity.
The “fundamental change conversion rate” will be determined by reference to the table above, based on the effective date and the “share price” in the fundamental change, which will be:
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in the case of a fundamental change described in clause (ii) of the definition of “change of control” above in which all holders of our common shares receive only cash in the change of control, the cash amount paid per common share; and

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otherwise, the average VWAP per common share over the 10 trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

Conversion at Our Option Upon Tax Event
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any taxing jurisdiction, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the date of this prospectus supplement (any such change, a “tax event”).
Redemption
The Series A Preferred Shares will not be redeemable.

Transfer Agent, Registrar, Dividend Disbursing Agent and Conversion Agent
Computershare is transfer agent, registrar, dividend disbursing agent and conversion agent for the Series A Preferred Shares.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preferred shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.
STOCKHOLDER RIGHTS PLAN
We have adopted a shareholder rights plan, commonly referred to as a poison pill. The shareholder rights plan is designed to reduce the likelihood that a potential acquirer would gain control of Nabors by open market accumulation or other tactics without paying an appropriate premium for all of Nabor’s shares. Under the plan, each of our common shares issued before May 15, 2020 is accompanied by the right described in the next sentence. Each right entitles shareholders to buy, upon occurrence of certain events, one one-thousandth of a share of a new series of participating preferred shares at an exercise price of $58.08. The rights generally will be exercisable only if a person or group acquires beneficial ownership of 4.9% or more of our share capital, or commences a tender or exchange offer that, upon consummation, would result in a person or group beneficially owning 4.9% or more of our share capital, subject to certain exceptions. Under certain circumstances the rights are redeemable at a price of $0.01 per right. Unless earlier exchanged, redeemed, amended or exercised, the rights will expire on April 30, 2021.

DESCRIPTION OF SECURITIES WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.
General
Nabors may issue warrants to purchase its securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nabors and a warrant agent we select. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the Commission in connection with the offering of the specific warrants.
You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including, where applicable:
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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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Nabors’ securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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the date on and after which the warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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a discussion of certain United States federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the Commission in connection with the offering of that series of preferred shares, represented by depositary shares.
General
Nabors may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between Nabors and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and other distributions
The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.
If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.
Conversion and exchange
If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.
Redemption of depositary shares
Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.
Voting
Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will take all reasonable action to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.
Record date
A record date will be set, whenever:
•
any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares;

•
the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts;

•
who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and termination of the deposit agreement
We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Nabors.
Charges of preferred share depositary
We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous
Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement will be limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.
The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary or the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “— Amendment and termination of the deposit agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract or share purchase unit, as applicable, that will be filed with the Commission in connection with the offering of such securities.
Nabors may issue share purchase contracts representing contracts obligating holders to purchase from Nabors and Nabors to sell to the holders a specified number of Nabors common shares or Nabors preferred shares at a future date or dates. The price per common share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.
The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:
•
Nabors or Nabors Delaware senior debt securities or senior debt securities of another subsidiary issuer;

•
Nabors or Nabors Delaware subordinated debt securities or subordinated debt securities of another subsidiary issuer;

•
Nabors preferred shares; or

•
debt obligations of third parties, including United States Treasury securities, securing the holder’s obligations to purchase Nabors common shares or Nabors preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the documents pursuant to which the prepaid securities will be issued, which will be filed with the Commission in connection with the offering of such share purchase contracts or share purchase units and, if applicable, prepaid securities.

SELECTED FINANCIAL DATA
The following selected financial data has been derived from our audited financial statements in Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 25, 2020, as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future.
AS REPORTED (in thousands, except share and per share amounts):
	Year Ended December 31,
	2019	2018
Net income (loss) attributable to Nabors common shareholders	$(720,129)	$(653,253)
Earnings (losses) per share:
Basic from continuing operations	$(2.11)	$(1.95)
Basic from discontinued operations	—	(0.04)
Total Basic	$(2.11)	$(1.99)
Diluted from continuing operations	$(2.11)	$(1.95)
Diluted from discontinued operations	—	(0.04)
Total Diluted	$(2.11)	$(1.99)
Weighted-average number of common shares outstanding:
Basic	351,617	334,397
Diluted	351,617	334,397
Common shares outstanding at year-end	416,198	409,652
AS ADJUSTED (in thousands, except share and per share amounts):
	Year Ended December 31,
	2019	2018
Net income (loss) attributable to Nabors common shareholders	$(720,129)	$(653,253)
Earnings (losses) per share:
Basic from continuing operations	$(105.39)	$(97.42)
Basic from discontinued operations	—	(2.19)
Total Basic	$(105.39)	$(99.61)
Diluted from continuing operations	$(105.39)	$(97.42)
Diluted from discontinued operations	—	(2.19)
Total Diluted	$(105.39)	$(99.61)
Weighted-average number of common shares outstanding:
Basic	7,032	6,688
Diluted	7,032	6,688
Common shares outstanding at year-end	8,324	8,193

PLAN OF DISTRIBUTION
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
We expect any common shares will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

WHERE YOU CAN FIND MORE INFORMATION
Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. Nabors Delaware is not required to file such reports and materials with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors’ filings are also available at Nabors’ website at http://www.nabors.com. Website materials are not a part of this offering memorandum.
Nabors’ common shares are quoted on the New York Stock Exchange under the symbol “NBR” and Nabors’ Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Commission:
•
Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 25, 2020;

•
Nabors’ Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2020 to the extent incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 25, 2020;

•
Nabors’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 filed on May 8, 2020, the three and six months ended June 30, 2020 filed on August 4, 2020 and the three and nine months ended September 30, 2020 filed on November 4, 2020.

•
Nabors’ Current Reports on Form 8-K filed with the Commission on January 8, 2021, December 14, 2020, December 4, 2020, November 3, 2020, September 24, 2020, June 2, 2020, May 6, 2020, May 1, 2020, April 24, 2020, April 22, 2020, April 21, 2020, April 9, 2020 (Items 3.01 and 5.02), March 26, 2020, January 22, 2020, January 14, 2020 and January 8, 2020.

•
The description of the Nabors’ common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Milbank LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other expenses of issuance and distribution
The following table sets forth the costs and expenses payable by us in connection with issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates, other than the registration fee payable to the Commission.
Commission registration statement filing fee	$10,910
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing fees	(1)
Blue Sky fees and expenses	(1)
Trustee fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Nabors Industries Ltd.
Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Bye-law 1(1) and Bye-law 75 of Nabors’ Bye-laws state:
“Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;
75.   Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.
75.1.   Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer’s duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).
75.2.   Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer’s duties or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgement is given in the Officer’s favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.
75.3.   In this Bye-law 75 (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.
75.4.   The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.
75.5.   To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.
75.6.   The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.
75.7.   In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.
75.8.   Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.
75.9.   Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.”
Nabors has entered into agreements with certain of its directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual’s involvement is by reason of the fact that he is or was a director or officer or served at Nabors’ request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.
The officers and directors of Nabors are covered by directors and officers insurance aggregating $100,000,000.
Nabors Industries, Inc.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Section 10 of Nabors Delaware’s Restated Certificate of Incorporation states as follows:
“All persons who the corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the corporation to the fullest extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. No repeal or amendment of this Section 10 shall adversely affect any rights of any person pursuant to this Section 10 which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Nabors or Nabors Delaware pursuant to the foregoing provisions, Nabors and Nabors Delaware have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits
Exhibit No.	Document Description
1.1	Form of Underwriting Agreement (Debt).*
1.2	Form of Underwriting Agreement (Equity).*
1.3	Form of Underwriting Agreement (Share Purchase Contracts).*
1.4	Form of Underwriting Agreement (Share Purchase Units).*
1.5	Form of Underwriting Agreement (Warrants).*
3.1	Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).
3.2	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.1 to Nabors Industries Ltd.’s Form 10-Q (File No. 001-32657) filed with the Commission on May 8, 2020).
3.3	Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.2 to Nabors Industries Ltd.’s Form S-8 (File No. 333-212781) filed with the Commission on July 29, 2016, as amended).
3.4	Certificate of Designations of the 6.00% Mandatory Convertible Preferred Shares, Series A of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.1 to our Form 8-K (File No. 001-32657) filed with the SEC on May 14, 2018).
3.5	Certificate of Designation of Series B Junior Participating Preferred Shares of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.1 to our Form 8-K (File No. 001-32657) filed with the SEC on May 6, 2020).
3.6	Restated Certificate of Incorporation of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.3 to Nabors Industries, Inc.’s Registration Statement on Form S-4 (Registration No. 333-100492) filed with the Commission on October 11, 2002).
3.7	Restated By-laws of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.4 to Nabors Industries, Inc.’s Registration Statement on Form S-4 (Registration No. 333-100492) filed with the Commission on October 11, 2002).
4.1	Form of Senior Indenture of Nabors Industries, Inc.
4.2	Form of Subordinated Indenture of Nabors Industries, Inc.
4.3	Form of Senior Debt Security of Nabors Industries, Inc. and Form of Senior Guarantee by Nabors Industries Ltd. (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Security of Nabors Industries, Inc. and Form of Subordinated Guarantee by Nabors Industries Ltd. (included in Exhibit 4.2).
4.5	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units.*
4.6	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units.*
4.7	Form of Warrant Agreement.*
5.1	Opinion of Milbank LLP.

Exhibit No.	Document Description
5.2	Opinion of Conyers Dill & Pearman Limited.
23.1	Consent of Milbank LLP (included in Exhibit 5.1).
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included in signature pages hereto).
25.1	Statement of Eligibility on Form T-1, under the Trust Indenture Act of 1939, as amended, of Trustee under the Nabors Industries, Inc. Senior Indenture (to be filed prior to any issuance of debt securities).**
25.2	Statement of Eligibility on Form T-1, under the Trust Indenture Act of 1939, as amended, of trustee under the Nabors Industries, Inc. Subordinated Indenture (to be filed prior to any issuance of debt securities).**

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings
The undersigned registrants hereby undertake:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii)of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the applicable undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, Nabors Industries Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on February 4, 2021.
NABORS INDUSTRIES LTD.
By:	/s/ MARK D. ANDREWS Mark D. Andrews Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Andrews, Anthony G. Petrello and William Restrepo, each his or her attorney-in-fact, with full power of substitution in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission and the Register of Companies in Bermuda, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ ANTHONY G. PETRELLO Anthony G. Petrello	Chairman, President and Chief Executive Officer	February 4, 2021
/s/ WILLIAM RESTREPO William Restrepo	Chief Financial Officer	February 4, 2021
/s/ TANYA S. BEDER Tanya S. Beder	Director	February 4, 2021
/s/ JAMES R. CRANE James R. Crane	Director	February 4, 2021
/s/ JOHN P. KOTTS John P. Kotts	Director	February 4, 2021
/s/ MICHAEL C. LINN Michael C. Linn	Director	February 4, 2021
/s/ ANTHONY R. CHASE Anthony R. Chase	Director	February 4, 2021
/s/ JOHN YEARWOOD John Yearwood	Director	February 4, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, Nabors Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on February 4, 2021.
NABORS INDUSTRIES, INC.
By:	/s/ ANTHONY G. PETRELLO Anthony G. Petrello Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark Wood, Anthony G. Petrello and William Restrepo, each his or her attorney-in-fact, with full power of substitution in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ ANTHONY G. PETRELLO Anthony G. Petrello	Chairman, President and Chief Executive Officer	February 4, 2021
/s/ WILLIAM RESTREPO William Restrepo	Chief Financial Officer	February 4, 2021
/s/ MICHAEL RASMUSON Michael Rasmuson	Director	February 4, 2021
/s/ CLARK WOOD Clark Wood	Director	February 4, 2021